  As filed with the Securities and Exchange Commission on November 12, 1999

                                                              Registration No.
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                            GENESEE & WYOMING INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                                16-0984624
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                71 Lewis Street
                         Greenwich, Connecticut 06830
                                (203) 629-3722
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

     Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee Directors
                           (Full title of the Plan)


                            Mortimer B. Fuller, III
               Chairman of the Board and Chief Executive Officer
                             Genesee & Wyoming Inc.
                                71 Lewis Street
                          Greenwich, Connecticut 06830
                                 (203) 629-3722
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                             Calculation of Registration Fee
                                                      Proposed maximum       Proposed maximum
     Title of securities           Amount to be       offering price per     aggregate offering      Amount of
       to be registered             registered            share/(1)/             price/(1)/       registration fee
Class A Common Stock, par             50,000                $13.50                $675,000             $188
value $.01 per share

/(1)/   Estimated in accordance with Rule 457(h), as of November 8, 1999, solely for the purpose of calculating the registration fee.

Pursuant to Rule 416, there are also being registered such additional shares of Class A Common Stock as may become issuable pursuant to anti-dilution provisions of the Plan.

                                    Part II

               Information Required in the Registration Statement


Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) the Registrant's Report on Form 10-Q for the quarter ended March 31, 1999;

     (c) the Registrant's Report on Form 10-Q for the quarter ended June 30, 1999; and

     (d) the description of the Registrant's Class A Common Stock, par value $.01 per share, contained in Item 9 of the Registrant's Registration Statement on Form S-1, Amendment No. 3 (Registration No. 333-3972), filed with the Securities and Exchange Commission on June 18, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Paragraph 10 of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL").

     With respect to indemnification of directors and officers, Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Paragraph 9 of the Registrant's Restated Certificate of Incorporation contains a provision, authorized by Section 102(b)(7) of the DGCL, which provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or
(d) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Exhibits filed as part of this Registration Statement are listed on the Index to Exhibits located at page 6 hereof.

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 12th day of November, 1999.

                                Genesee & Wyoming Inc.

                                By:  /s/ Alan R. Harris
                                     --------------------------
                                     Alan R. Harris
                                     Senior Vice President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 12th day of November, 1999.


           Signature                                 Title
           ---------                                 -----

               *                           Chairman of the Board
------------------------                   and Chief Executive Officer
Mortimer B. Fuller, III                    (Principal Executive Officer)



               *                           Senior Vice President,
------------------------                   Chief Financial Officer and Treasurer
Mark W. Hastings                           (Principal Financial Officer)



/s/ Alan R. Harris                         Senior Vice President and
------------------------                   Chief Accounting Officer
Alan R. Harris                             (Principal Accounting Officer)



               *
------------------------                   Director
James M. Fuller


               *
------------------------                   Director
Louis S. Fuller


               *
------------------------                   Director
Robert M. Melzer

               *
---------------------------                 Director
John M. Randolph


               *
---------------------------                 Director
Philip J. Ringo



---------------------------                 Director
M. Douglas Young


*By: /s/ Alan R. Harris
    -----------------------
     Alan R. Harris
     Attorney-in-Fact

                               Index to Exhibits

(4) Instruments defining the rights of security holders, including indentures

    (a) Form of Restated Certificate of Incorporation (Exhibit 3.2)/2/

    (b) By-laws (Exhibit 3.3)/1/

    (c) Specimen stock certificate representing shares of Class A Common Stock (Exhibit 4.1)/3/

    (d) Form of Class B Stockholders' Agreement dated as of May 20, 1996, among the Registrant, its executive officers and its Class B stockholders (Exhibit 4.2)/2/

    (e) Promissory Note dated October 7, 1991 of Buffalo & Pittsburgh Railroad, Inc. in favor of CSX Transportation, Inc. (Exhibit 4.6)/1/

    (f) Second Amended and Restated Revolving Credit Agreement dated as of October 31, 1997 among the Registrant, its subsidiaries, BankBoston, N.A. and the banks named therein. (Exhibit 4.1)/4/

    (g) First Amendment to Promissory Note dated as of March 19, 1999 between Buffalo & Pittsburgh Railroad, Inc. and CSX Transportation, Inc. (Exhibit 4.1)/5/

*(5.1)   Opinion of Harter, Secrest & Emery LLP

 (15)    Letter re unaudited interim financial information

         Not Applicable.

*(23.1)  Consent of Arthur Andersen LLP

*(23.2)  Consent of Harter, Secrest & Emery LLP (contained in Exhibit (5.1))

*(24.1)  Power of Attorney

 (99.1)  Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee
         Directors/6/
 ____________________________

*   Exhibit filed with this Registration Statement.

    /1/ Exhibit previously filed as part of, and incorporated herein by reference to, the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

    /2/ Exhibit previously filed as part of, and incorporated herein by reference to, Amendment No 1. to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972). The exhibit number contained in parenthesis refers to the exhibit number in such Amendment.

    /3/ Exhibit previously filed as part of, and incorporated herein by reference to, Amendment No 2. to the Registrant's Registration Statement on Form S-1 (Registration No. 333-3972). The exhibit number contained in parenthesis refers to the exhibit number in such Amendment.

    /4/ Exhibit previously filed as part of, and incorporated herein by reference to, the Registrant's Report Form 10-K for the fiscal year ended December 31, 1997. The exhibit number contained in parenthesis refers to the exhibit number in such Report.

    /5/ Exhibit previously filed as part of, and incorporated herein by reference to the Registrant's Report Form 10-K for the fiscal year ended December 31, 1998. The exhibit number contained in parenthesis refers to the exhibit number in such Report.

   /6/ Exhibit previously filed with, and incorporated herein by reference to, the Registrant's 1999 Definitive Proxy Statement, which Plan was filed in electronic format on April 19, 1999 as Annex A to the Proxy Statement.